Exhibit 99.1

SYNCHROLOGIC, INC.

AMENDED AND RESTATED

1995 STOCK OPTION PLAN

SYNCHROLOGIC, INC.

AMENDED AND RESTATED 1995 STOCK OPTION PLAN

ARTICLE 1.

Purpose

1.1. General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging Directors, employees, consultants and contractors of the Company or of a parent or subsidiary corporation of the Company to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue to serve as Directors, employees, consultants and contractors, and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting persons of outstanding quality to service as Directors, employees, consultants and contractors of the Company or a parent or subsidiary corporation of the Company.

1.2. Intended Tax Effects of Options. It is intended that the tax effects of any Option granted hereunder should be determined under Code §83.

ARTICLE 2.

Definitions

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1. 1933 Act shall mean the Securities Act of 1933, as amended.

2.2. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

2.3. Beneficiary shall mean, with respect to an Optionee, the Person to whom the Optionee’s Option shall be transferred upon the Optionee’s death (i.e., the Optionee’s Beneficiary).

2.3.1. Designation of Beneficiary. An Optionee’s Beneficiary shall be the Person who is last designated in writing by the Optionee as such Optionee’s Beneficiary hereunder. An Optionee shall designate his original Beneficiary in writing on his Option Agreement. Any subsequent modification of the Optionee’s Beneficiary shall be in a written executed and notarized letter addressed to the Company and shall be effective when it is received and accepted by the Board, determined in the Board’s sole discretion.

2.3.2. No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by an Optionee, or the Beneficiary designated by the Optionee is no longer living or no longer exists (whichever is applicable) at the time of the Optionee’s death, then the Optionee’s Beneficiary shall be deemed to be the Person or Persons in the first of the following classes of individuals with one or members of such class surviving or in existence as of the Optionee’s death, and in the absence thereof, the Optionee’s estate: the Optionee’s surviving spouse; or the Optionee’s then living lineal descendants, per stirpes.

2.3.3. Designation of Multiple Beneficiaries. An Optionee may not designate more than one Person as a Beneficiary. To the extent that a designation purports to designate more than one Person as a Beneficiary, the designation shall be null and void.

2.3.4. Contingent Beneficiaries. An Optionee may designate a contingent Beneficiary to receive a Beneficiary’s Option in the event that such Beneficiary should predecease the Optionee; otherwise, in the event a Beneficiary predeceases the Optionee, then the Person or Persons specified in subsection 2.3.2 above shall be the Optionee’s Beneficiary.

2.4. Board shall mean the Board of Directors of the Company. In the event the Board delegates its powers and responsibilities with respect to the Plan to a Compensation Committee of the Board pursuant to Article III, all references to the Board herein shall be interpreted to mean such Compensation Committee to the extent such powers and responsibilities have been delegated.

2.5. Cause shall mean an act or acts involving dishonesty, incompetence, willful misconduct, breach of fiduciary duty, breach of contract or any other obligation to the Company, intentional failure to perform stated duties or violation of any law, rule or regulation (other than traffic violations or similar offenses).

2.6. Code shall mean the Internal Revenue Code of 1986, as amended.

2.7. Common Stock shall mean the common stock of the Company.

2.8. Company shall mean Synchrologic, Inc.

2.9. Director shall mean an individual who is serving as a member of the Board (i.e., a director of the Company) or who is serving as a member of the board of directors of a parent or subsidiary corporation of the Company.

2.10. Disability shall mean, with respect to an individual, the total and permanent disability of such individual as determined by the Board in its sole discretion.

2.11. Effective Date shall mean February 11, 2003.

2.12. Fair Market Value of the Common Stock as of a date of determination shall mean the following:

2.12.1. Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on the NASDAQ National Market System or Small Cap Market on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or National Market System or Small Cap Market on the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.

2.12.2. Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the National Market System or Small Cap Market but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

2.12.3. Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the National Market System or Small Cap Market and is not regularly traded in the over-the-counter market, then the Board shall determine the Fair Market Value of the Common Stock from all relevant available facts.

The Board’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

2.13. Option shall mean an option to which Code §421 (relating generally to incentive stock options and other options) does not apply that is granted to Persons pursuant to the terms and provisions of this Plan.

2.14. Option Agreement shall mean a written agreement, executed and dated by the Company and an Optionee, evidencing an Option granted under the terms and provisions of this Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of stock subject to such Option.

2.15. Option Price shall mean the purchase price of the shares of Common Stock underlying an Option.

2.16. Optionee shall mean a Person who is granted an Option pursuant to the terms and provisions of this Plan.

2.17. Optionee Restriction Agreement shall mean a written agreement, executed and dated by the Company and an Optionee, evidencing certain restrictions, limitations, and rights of the Company and certain third parties with respect to any shares of Common Stock acquired by the Optionee pursuant to an Option. Such Agreement may take the form of an Exercise and Shareholder Agreement.

2.18. Person shall mean any individual, organization, corporation, partnership or other entity.

2.19. Plan shall mean this Synchrologic, Inc. Amended and Restated 1995 Stock Option Plan.

ARTICLE 3.

Administration

The Plan shall be administered and interpreted by the Board; provided, however, the Board may delegate its powers and responsibilities with respect to the administration and interpretation of the Plan, in whole or in part, to a Compensation Committee of the Board. Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

No member of the Board (or a sub-committee thereof) shall be liable for any action taken or determination made hereunder in good faith. Service on the Board (or a sub-committee thereof) shall constitute service as a director of the Company so that the members of the Board (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its bylaws and applicable law. In addition, the members of the Board (or a sub-committee thereof) shall be indemnified by the Company against (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Board member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4.

Stock

The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to adjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to Persons participating in the Plan shall not exceed in the aggregate 2,040,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Options under the Plan.

ARTICLE 5.

Eligibility to Receive and Grant of Options

5.1. Persons Eligible for Grants of Options. The Persons eligible to receive Options hereunder shall be solely those Persons who are Directors, employees, consultants or contractors of the Company or a parent or subsidiary corporation of the Company.

5.2. Grants of Options. Subject to the provisions of the Plan, the Board shall have the authority and sole discretion to determine and designate, from time to time, those Persons (from among the Persons eligible for a grant of Options under the Plan pursuant to Section 5.1 above) to whom Options will actually be granted, the Option Price of the shares covered by any Options granted, the manner in and conditions under which Options are exercisable (including, without limitation, any limitations or restrictions thereon), and the time or times at which Options shall be granted. In making such determinations, the Board may take into account the nature of the services rendered by the respective Persons to whom Options may be granted, their present and potential contributions to the Company’s success and such other factors as the Board, in its sole discretion, shall deem relevant. In its authorization of the granting of an Option hereunder, the Board shall specify the name of the Optionee and the number of shares of stock subject to such Option. The Board may grant, at any time, new Options to an Optionee who previously has received Options, whether such Options include prior Options that still are outstanding, previously have been exercised in whole or in part, have expired or are canceled in connection with the issuance of new Options. No Person shall have any claim or right to be granted Options under the Plan.

ARTICLE 6.

Terms and Conditions of Options

Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

6.1. Requirement of Option Agreement and Optionee Restriction Agreement. Upon the grant of an Option hereunder, the Board shall prepare (or cause to be prepared) an Option Agreement and an Optionee Restriction Agreement. The Board shall present such Option Agreement and Optionee Restriction Agreement to the Optionee. Upon execution of such Option Agreement and Optionee Restriction Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant. The failure of the Optionee to execute the Option Agreement and Optionee Restriction Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio.

6.2. Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains, the Option Price, the Beneficiary of the Optionee and the date as of which the Option was granted under this Plan.

6.2.1. Vesting. Each Option shall first become exercisable (i.e., vested) with respect to such portions of the shares subject to such Option (rounded to the nearest whole number) as determined by the Board and specified in the applicable Option Agreement.

Unless otherwise provided in the applicable Option Agreement, if an Optionee ceases to perform services for the Company for any reason (including Disability or death), his rights with regard to all non-vested Options shall cease immediately.

6.3. Option Price. The Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted, unless otherwise determined by the Board; provided, however, in no event shall the Option Price of any Option be less than 75% of the Fair Market Value of the Common Stock on the date the Option is granted. Upon execution of an Option Agreement by both the Company and Optionee, the date as of which the Option was granted under this Plan as noted in the Option Agreement shall be considered the date on which such Option is granted.

6.4. Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Board may determine for each Option; provided, in no event shall any Option be exercisable after 10 years from the date the Option is granted. No Option shall be granted hereunder after 10 years from the date the Plan is adopted by the Board.

6.5. Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if such total is less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

6.6. Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other Person as the Board may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Article 8 hereof. The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

6.7. Medium and Time of Payment.

6.7.1. The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his Beneficiary as provided in Section 6.9), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank or a federally chartered thrift institution (or guaranteed or notarized in such other manner as the Board may require); or (C) by a combination of (A) and (B).

6.7.2. If all or part of the Option Price is paid by delivery of shares of the Common Stock, on the date of such payment, the Optionee must have held such shares for at least six months from the date the Optionee acquired such shares, and the value of such Common Stock (which shall be the Fair Market Value of such Common Stock on the date of exercise) shall be less than or equal to the total Option Price payment. If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash, as provided in subsection 6.7.1(A) above.

6.7.3. In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash (or have withheld from his normal pay) an amount equal to, the amount, if any, which the Company at the time of exercise is required to withhold under the income tax or Federal Insurance Contributions Act tax withholding provisions of the Code, of the income tax laws of the state of the Optionee’s residence, and of any other applicable law.

6.8. Effect of Termination of Service, Disability or Death. Except as provided in subsections 6.8.1, 6.8.2 and 6.8.3 below, no Option shall be exercisable unless the Optionee thereof shall have been performing services for the Company or a parent or subsidiary of the Company from the date of the granting of the Option until the date of exercise; provided, the Board, in its sole discretion, may waive the application of this Section 6.8 and, instead, may provide a different expiration date or dates in an Option Agreement.

6.8.1. Termination of Service. In the event an Optionee ceases to be performing services for the Company or a parent or subsidiary of the Company for any reason other than death or Disability, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of the expiration date of the Option, 30 days after the date the Optionee ceases to be performing such services, or the date on which the Company gives notice to such Optionee of termination of such services if such services are terminated by the Company or by its shareholders for Cause (an Optionee’s resignation in anticipation of termination of service by the Company or by its shareholders for Cause shall constitute a notice of termination by the Company); provided, the Board may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of the dates specified in the preceding sentences of this subsection 6.8.1, the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of service. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

6.8.2. Disability. Upon the termination of an Optionee’s service for the Company or a parent or subsidiary of the Company due to Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of the expiration date of such Option, or six months after the date on which such Optionee ceases to be performing such services due to Disability; provided, the Board may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of such date, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee’s service ceases due to Disability.

6.8.3. Death. In the event of the death of the Optionee while he is performing services for the Company or a parent or subsidiary of the Company, within 30 days after the date on which such Optionee’s service is terminated (for a reason other than Cause) as provided in subsection 6.8.1 above, or within six months after the date on which such Optionee’s service terminated due to his Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by the Optionee’s Beneficiary at any time prior to the expiration of six months from the date of death of such Optionee, but in no event later than the date of expiration of the Option period; provided, the Board may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Optionee.

6.9. Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except by transfer to a Beneficiary upon the death of the Optionee, and any purported transfer (other than as excepted above) shall be null and void. After the death of an Optionee and upon the death of the Optionee’s Beneficiary, an Option shall be transferred only by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee’s legal guardian, legal representative, fiduciary or other representative whom the Board deems appropriate based on applicable facts and circumstances. To the extent that any transfer is allowed pursuant to this Section, the new holder of the Option (the Optionee’s Beneficiary or otherwise) shall be subject to the all restrictions and limitations to which the original Optionee was subject under this Plan, the Optionee’s Option Agreement and the Optionee’s Optionee Restriction Agreement. See also Article 8 hereof.

6.10. Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until date of the issuance of the shares to him and only after the Option Price of such shares is fully paid. Unless specified in Article 7, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

6.11. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

6.12. Acceleration. The Board shall at all times have the power to accelerate the vesting date of Options previously granted under this Plan.

6.13. Holding Period. Shares underlying any Option granted hereunder to an Optionee who is an “affiliate” of the Company subject to the “short-swing profit provisions” of Section 16(b) of the 1934 Act are subject to a six-month holding period. Such holding period will be satisfied if, with regard to any vested (i.e., exercisable) Option that is exercised within six months of the date of grant, the shares acquired upon exercise are not disposed of until a minimum of six months have elapsed from the date of grant of the Option. Notwithstanding the foregoing, the Board may, in its sole discretion, waive the preceding required holding period with respect to any Optionee.

ARTICLE 7.

Adjustments Upon Changes in Capitalization

7.1. Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

7.1.1. The Board shall make or cause to be made an appropriate adjustment in the number and kind of shares available for the granting of Options under the Plan.

7.1.2. The Board also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next higher number of shares, rounding all fractions upward.

7.1.3. If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

7.2. Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Board, in its sole discretion, may declare that:

7.2.1. any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Board, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option would have been entitled;

7.2.2. any or all outstanding Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws); and/or

7.2.3. any or all Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days’ notice to the Optionees to whom such Options have been granted.

7.3. Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Board shall give each Optionee written notice of such event at least ten days prior to its effective date, and the rights of all Optionees shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

7.4. Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Article. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Board makes under this Article shall be conclusive.

ARTICLE 8.

Agreement by Optionee and Securities Registration

8.1. Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Options shall be granted to any Optionee, and no Option shall be exercisable, unless, at the time of grant or exercise, as applicable, such Optionee (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Optionee shall, upon the request of the Board, execute and deliver to the Company an agreement or affidavit to such effect. Should the Board have reasonable cause to believe that such Optionee did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Option or by the exercise of the Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

The shares represented by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and] are held by an “affiliate” (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Company. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Company of a favorable opinion of counsel or the submission to the Company of such other evidence as may be satisfactory to the Company that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transferee be recognized as the owner thereof by the Company.

If the Common Stock is (A) held by an Optionee who is not an “affiliate,” as that term is defined in Rule 144 of the 1933 Act, or who ceases to be an “affiliate,” or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in Section 8.2, the Board, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

8.2. Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Options have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on NASDAQ at the time of the exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or NASDAQ of the shares of Common Stock to be issued.

8.3. Optionee Restrictions. No Options shall be granted to any Optionee, and no Option shall be exercisable by any Optionee (or other holder of the Optionee’s Option), unless, at the time of grant or exercise, as applicable, the Optionee (or other holder of the Optionee’s Option) is subject to the terms, provisions, restrictions and limitations contained in the Optionee’s Optionee Restriction Agreement.

ARTICLE 9.

Effective Date

The Plan (as amended and restated) shall be effective as of the Effective Date. Options granted pursuant to the Company’s 1995 Stock Option Plan prior to the Effective Date shall not be governed by this Plan (as amended and restated).

ARTICLE 10.

Amendment and Termination

10.1. Amendment and Termination By the Board. Subject to Section 10.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Board shall prepare written procedures which shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.

10.2. Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 10.1 above, except as otherwise expressly provided in this Plan or in an Option Agreement or an Optionee Restriction Agreement, no addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees who have outstanding Options without the consent of such Optionees.

ARTICLE 11.

Miscellaneous Provisions

11.1. Application of Funds. The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.

11.2. Notices. All notices or other communications by an Optionee to the Board pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Board at the location, or by the Person, designated by the Board for the receipt thereof.

11.3. Term of Plan. Subject to the terms of Article 10, the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, or (ii) the last date upon which Options may be granted hereunder.

11.4. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

11.5. Additional Provisions By Board. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Board shall deem advisable.

11.6. Plan Document Controls. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

11.7. Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

11.8. Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

11.9. Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

11.10. No Rights to Perform Services. Nothing contained in the Plan, or any modification thereof, shall be construed to give any Person any rights to perform services for the Company or any parent or subsidiary corporation of the Company.

11.11. Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.